Report of Independent Registered Public Accounting Firm


To the Board of Directors
and Shareholders of
Wasatch Funds, Inc.:
In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Wasatch Core Growth Fund, Wasatch Global Science & Technology Fund, Wasatch Heritage Growth Fund, Wasatch International Growth Fund, Wasatch International Opportunities Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Ultra Growth Fund, and Wasatch-Hoisington U.S. Treasury Fund (constituting Wasatch Funds, Inc., hereafter referred to as the "Funds") at September 30, 2005, the results of each of their operations for the year or period then ended and the changes in each of their net assets and the financial highlights for each of the periods presented, except as noted below, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Funds as of September 30, 2001 and for the period then ended were audited by other independent accountants whose report dated October 17, 2001 expressed an unqualified opinion on those financial statements.

PricewaterhouseCoopers LLP
Kansas City, MO
November 18, 2005